UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2017, Radius Health, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A total of  38,047,773 shares of common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 88% of the Company’s outstanding common stock as of April 12, 2017, the record date for the Annual Meeting. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 21, 2017 (the “Proxy Statement”).

Proposal 1 — The following nominees were elected as Class III directors to serve on the Company’s Board of Directors until the 2020 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified, based on the following votes:

Nominee	For	Withheld	Broker Non-Votes
Willard H. Dere, M.D.	29,308,867	4,354,813	4,384,093
Kurt C. Graves	27,120,122	6,543,558	4,384,093
Anthony Rosenberg	29,330,822	4,332,858	4,384,093

Proposal 2 — The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
37,646,504	394,492	6,777	—

Proposal 3 — The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved, on an advisory basis, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
31,220,534	2,428,182	14,964	4,384,093

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: June 8, 2017	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	General Counsel

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